EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-103247 of ActivCard Corp. on Forms S-8 of our report dated March 15, 2004 appearing in this Annual Report on Form 10-K of ActivCard Corp. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

San Jose, California

March 15, 2004